Exhibit 99.1

WASTE INDUSTRIES USA, INC. Reports Fourth Quarter and Full Year 2004 Results

Raleigh, NC, Wednesday, March 2, 2005 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported unaudited financial results for the fourth quarter and year ended December 31, 2004.

For the quarter ended December 31, 2004, revenue increased 2.7% to $72.9 million, compared to $70.9 million for the quarter ended December 31, 2003. Net income was $3.9 million, or $0.29 per diluted share, compared to $0.9 million, or $0.07 per diluted share for the quarters ended December 31, 2004 and 2003, respectively.

For the year ended December 31, 2004, revenue increased 7.9% to $291.7 million, compared to $270.5 million for the year ended December 31, 2003. For the year ended December 31, 2004, net income was $13.2 million, or $0.97 per share, compared to $8.9 million before a cumulative effect of a change in accounting principle, or $0.66 per share, for the year ended 2003.

Results of operations for the three-month period ended December 31, 2004 were impacted by the following items:

•	A gain of $3.5 million (or $0.16 per diluted share, net of tax) related to the sale of collection and hauling operations consummated in December 2004; (included in gain on sale of collection and hauling operations);

•	A gain of $0.9 million (or $0.04 per diluted share, net of tax) related to the sale of fixed assets primarily associated with our Norfolk operation; (included in gains on sale of property and equipment);

•	A charge of $1.4 million (or $0.07 per share diluted share, net of tax) related to the Company’s determination that certain landfill permitting efforts had a less than probable chance of success; (included in asset impairment charges).

The 2003 results for the three-month period includes a charge of $1.8 million (or $0.05 per diluted share, net of tax) related to the restructuring of officer life insurance.

Commenting on the Company’s performance, Jim W. Perry, President and CEO of Waste Industries USA, said.” We are pleased with our overall performance in 2004 in view of higher fuel and related service delivery costs, and a continued sluggish economy in many of the secondary markets we serve. Our internal growth for 2004 from core services accounted for 4.2% of the nearly 8.0% increase in total revenues reflecting our focus on achieving both balanced growth and operating excellence.”

The Company will host a conference call to discuss its fourth quarter results on Wednesday, March 2, 2005 at 2:00 PM (EST). The call number is (800) 289-0517 and the confirmation number is 6335425. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab. A replay of the call will be available through March 15, 2005, and may be accessed by calling (888) 203-1112 and using confirmation number 6335425.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Georgia and Florida.

The tables attached to this press release contain references to operating income before depreciation and amortization and free cash flow, which are considered non-GAAP financial measures. Tables reconciling operating income before depreciation and amortization and free cash flow to the appropriate GAAP measures for each period presented are included in the attached supplemental data. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of fixed assets. Operating income before depreciation and amortization and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. Our definitions of operating income before depreciation and amortization and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company has included information concerning operating income before depreciation and amortization and free cash flow because it believes that operating income before depreciation and amortization and free cash flow provide additional information for determining its ability to meet debt service requirements and that they are two indicators upon which the Company, its lenders and certain investors assess its financial performance and its capacity to service debt. The Company therefore interprets the trends that operating income before depreciation and amortization and free cash flow depict as measures of its liquidity. Likewise, adjusted diluted earnings per share is included as the Company believes it is a useful representation of the effects of particular charges on quarterly and annual reported earnings per share.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as weather conditions, managing growth, economic trends and risks in the development and operation of landfills that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2004	2003	2004
Revenues:
Service	$70,649	$72,659	$269,208	$290,864
Equipment	297	215	1,257	861

Total revenues	70,946	72,874	270,465	291,725

Operating cost and expenses:
Operations	47,088	49,709	176,160	196,787
Equipment sales	179	93	780	470
Selling, general and administrative	10,570	9,772	38,114	37,613
Depreciation and amortization	7,450	7,420	30,549	29,450
Loss (gain) on sale of property and equipment	57	(902)	350	(1,274)
Gain on sale of collection and hauling operations	(100)	(3,541)	(720)	(3,482)
Asset impairment	494	1,518	517	1,707

Total operating costs and expenses	65,738	64,069	245,750	261,271

Operating income	5,208	8,805	24,715	30,454

Interest expense, net	2,757	2,572	9,750	9,803
Other income	(39)	(128)	(96)	(304)

Total other expense, net	2,718	2,444	9,654	9,499

Income before income taxes and cumulative effect of a change in accounting principle	2,490	6,361	15,061	20,955
Income tax expense	1,582	2,431	6,171	7,738

Income before cumulative effect of a change in accounting principle	908	3,930	8,890	13,217
Cumulative effect of a change in accounting principle net of tax benefit of $614	—	—	(1,067)	—

Net Income	$908	$3,930	$7,823	$13,217

Earnings per share:
Basic:
Before cumulative effect of a change in accounting principle	$0.07	$0.29	$0.66	$0.98
Cumulative effect of a change in accounting principle, net of tax	—	—	(0.08)	—

Net Income	$0.07	$0.29	$0.58	$0.98

Diluted:
Before cumulative effect of a change in accounting principle	$0.07	$0.29	$0.66	$0.97
Cumulative effect of a change in accounting principle, net of tax	—	—	(0.08)	—

Net Income	$0.07	$0.29	$0.58	$0.97

Weighted-Average Number Of Shares Outstanding:
Basic	13,468	13,492	13,439	13,497
Diluted	13,636	13,672	13,558	13,665

Cash dividends declared and paid on common stock	$1,077	$1,079	$1,077	$2,159

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31, 2003	(Unaudited) December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$4,127	$2,445
Receivables, net	32,417	34,179
Other	5,215	5,871

Total current assets	41,759	42,495

Property and equipment, net	191,308	198,551
Intangible assets, net	90,122	92,733
Other noncurrent assets	7,339	4,720

Total assets	$330,528	$338,499

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$10,883	$10,911
Accounts payable - trade	13,299	14,627
Other accrued liabilities and deferred revenues	17,627	22,423

Total current liabilities	41,809	47,961

Long-term debt, net of current maturities	157,657	146,136
Other liabilities	24,103	25,271

Total liabilities	223,569	219,368
Shareholders’ equity	106,959	119,131

Total liabilities and shareholders’ equity	$330,528	$338,499

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Twelve Months Ended December 31,
	2003	2004
Operating Activities:
Net income	$7,823	$13,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,549	29,450
Asset impairment	517	1,707
Loss (gain) on sale of property and equipment	350	(1,274)
Cumulative effect of change in accounting principle	1,067	—
Gain on sale of collection and hauling operations	(720)	(3,482)
Stock compensation expense	120	48
(Benefit) provision for deferred income taxes	(1,564)	3,244
Forgiveness of officer loans	1,118	—
Changes in assets and liabilities, net of effects from acquisition and disposition of related businesses	(184)	946

Net cash provided by operating activities	39,076	43,856

Investing Activities:
Acquisitions of related business, net of cash acquired	(39,823)	(20,566)
Acquisition liabilities	1,644	(1,519)
Proceeds from sale of property and equipment	2,510	3,065
Purchases of property and equipment	(29,557)	(30,655)
Proceeds from sale of collection and hauling operations	16,302	17,694
Collection on notes receivable	—	397

Net cash used in investing activities	(48,924)	(31,584)

Financing Activities:
Proceeds from issuance of long term debt	40,176	19,010
Principal payments of long-term debt	(24,381)	(30,727)
Principal payments of capital lease obligations	(439)	(160)
Financing costs	(2,373)	(39)
Dividends paid	(1,077)	(2,159)
Net proceeds from exercised options	335	121

Net cash provided by (used in) financing activities	12,241	(13,954)

Increase (decrease) in cash and cash equivalents	2,393	(1,682)
Cash and cash equivalents, beginning of period	1,734	4,127

Cash and cash equivalents, end of period	$4,127	$2,445

EARNINGS RELEASE - SUPPLEMENTAL DATA

	YEAR ENDED
	12/31/03	12/31/04
REVENUE MARGINS
Cost of Operations	65.4%	67.6%
S G & A	14.1%	12.9%
Depreciation and amortization	11.3%	10.1%
Interest expense, (net)	3.6%	3.4%
Income before income tax and cumulative effect of a change in accounting principle	5.6%	7.2%
Income tax expense	2.3%	2.7%
Net income	2.9%	4.5%

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
Operating income	$24,715	$30,454
Depreciation	23,944	23,513
Amortization	6,605	5,937

Operating income before depreciation and amortization	$55,264	$59,904

CAPITAL EXPENDITURES DETAIL
Collection & Transportation	17,801	19,238
Landfill Development	11,756	11,417

Total Capital Expenditures	29,557	30,655

FREE CASH FLOW RECONCILIATION
Net cash provided by operating activities	$39,076	$43,856
Less: Capital expenditures	(29,557)	(30,655)
Plus: Proceeds from disposal of assets	2,510	3,065

Free cash flow	$12,029	$16,266

TOTAL DEBT & CAPITAL LEASES	$168,540	$157,048

DEBT TO TOTAL CAPITAL	61.2%	56.9%

TOTAL LIABILITIES TO EQUITY	2.1	1.8

DAYS SALES OUTSTANDING	38	36

SERVICE REVENUE MIX
Collection	79.2%	79.4%
Disposal and Transfer	15.4%	15.8%
Recycling and Other	5.4%	4.8%

	100.0%	100.0%

SERVICE REVENUE GROWTH
Price		0.8%
Volume		3.2%
Energy surcharge		0.2%

Total Internal Growth		4.2%
Commodities		0.4%
Acquisitions		3.4%

Total Service Revenue Growth		8.0%

	Q4 2003	YTD 2003	Q4 2004	YTD 2004
EARNINGS PER SHARE RECONCILIATION
Diluted EPS as Reported (GAAP Measure)	$0.07	$0.58	$0.29	$0.97

Cumulative effect of a change in accounting principle	—	0.08	—	—

EPS before cumulative effect of a change in accounting principle	0.07	0.66	0.29	0.97

Add-backs (charges included in reported EPS)
Loss on sale of property and equipment	—	0.02	—	—
Asset impairments	0.01	0.02	0.07	0.08
Restructure of officer life insurance	0.05	0.08	—	—

Total add-backs	0.06	0.12	0.07	0.08

Deductions (gains included in reported EPS)
Gains on disposal of collection and hauling operations	—	(0.03)	(0.16)	(0.16)
Gains on sale of property and equipment	—	—	(0.04)	(0.06)

Total deductions	—	(0.03)	(0.20)	(0.22)

EPS net of indicated items (Non-GAAP measure)	$0.13	$0.75	$0.16	$0.83